Exhibit 99.1

News From:                                             Stewart & Stevenson
                                                       Corporate Headquarters
                                                       P.O. Box 1637
                                                       Houston, TX  77251-1637

FOR IMMEDIATE RELEASE:
U. S. ARMY FUNDS STEWART & STEVENSON
FOR THIRD PROGRAM YEAR FOR FMTV PRODUCTION

        HOUSTON, TX - December 2, 1999 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced today that the U.S. Army's Tank-Automotive and Armament Command (TACOM) has issued a modification to the contract for production of the Family of Medium Tactical Vehicles (FMTV) A1, funding the third year of the second multiyear program awarded to the Company.

         Funding for program year three calls for production of 1,796 FMTV A1 trucks of all variants and 520 trailers. Engineering and manufacturing support for the program is also included in the modification.

        The third-year portion of the contract, which is valued at $341,767,252, begins in October 2000 and ends in October 2001. Production of the first FMTV A1 began in September 1999 at Stewart & Stevenson's state-of-the-art assembly facility in Sealy, TX. The Tactical Vehicle Systems Division will build approximately 7,800 FMTV through the year 2003 under a $1.4 billion multi-year contract with the Army.

        Production followed a strenuous but successful government-run Production Verification Test during which the FMTV A1 demonstrated more than two and one-half times the Army's reliability requirement. The Army increased the threshold for the A1 because of the extraordinary reliability of the original FMTV as demonstrated in more than one million miles of on-road and off-road testing since 1991. The new, improved A1 model follows production of some 11,000 FMTV built for the Army by TVS between 1993 and late 1998.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; the risk of cancellation or adjustment of specific orders and termination of significant government programs; and failure of the Company or unrelated third parties on whom the Company relies for essential products or services to become Year 2000 capable. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Contact:       Mr. David R. Stewart
               Treasurer
Phone:         (713) 868-7657
Fax:           (713) 863-1519
Email:         d.stewart@ssss.com
               HTTP://www.ssss.com